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                                  Exhibit 23.1


                        Independent Accountant's Consent

         As independent accountants, we hereby consent to the use of our report for ECOS Group, Inc. and Subsidiary, dated February 8, 2001, and to all references to our Firm included in or made part of this Form 10-QSB.


/s/ Morrison, Brown, Argiz & Company
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MORRISON, BROWN, ARGIZ & COMPANY
Miami, Florida
February 8, 2001